Exhibit 5.1


    CHICAGO                      875 THIRD AVENUE                      BEIJING
    ------                  NEW YORK, NEW YORK 10022                   ------
    DALLAS                    TELEPHONE 212 906 2000                   GENEVA
    ------                    FACSIMILE 212 906 2021                   ------
  LOS ANGELES                      www.sidley.com                     HONG KONG
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 SAN FRANCISCO                      FOUNDED 1866                       LONDON
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WASHINGTON, D.C.                                                      SHANGHAI
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                                                                      SINGAPORE
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                                                                       TOKYO




                                                          June 26, 2002



Bombardier Credit Receivables Corporation
P.O. Box 5544
Burlington, Vermont  05402

Bombardier Capital Inc.
1600 Mountain View Drive
Colchester, Vermont  05446

Re: Bombardier Receivables Master Trust I - Registration Statement on Form S-1 filed with the Securities and Exchange Commission (File No. 333-_________)
     --------------------------------------------------------------------------


Ladies and Gentlemen:

     We have acted as counsel for Bombardier Credit Receivables Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation of its registration statement on Form S-1 (the "Registration Statement") relating to the issuance by Bombardier Receivables Master Trust I of a series of asset-backed certificates (the "Securities"). The Registration Statement is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). As set forth in the Registration Statement, the Securities will be issued under and pursuant to the conditions of a pooling and servicing agreement, dated as of January 1, 1994, as amended to date and as supplemented by the series supplement with respect thereto (collectively, the "Agreement"), among the Corporation, a trustee (the "Trustee") and Bombardier Capital Inc., as servicer (the "Servicer").

     We have examined copies of the Corporation's Certificate of Incorporation and Bylaws, the forms related to the Agreement filed or incorporated by reference as an exhibit to the Registration Statement, the forms of Securities included in the Agreements so filed, and such other agreements, records and documents as we have deemed necessary for purposes of this opinion. As to factual matters, we have relied upon statements, certificates and other assurances of public officials and of officers or other representatives of the Corporation and upon such other certificates or representations as we deemed appropriate for purposes of our opinion, which factual matters have not been independently established or verified by us. We have assumed, without independent verification, the genuineness of all signatures, the accuracy of the

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representations contained in the reviewed documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based upon such examinations and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Securities have been duly executed, authenticated and delivered in accordance with the terms of the related Agreements and issued and delivered against payment therefor as described in the Registration Statement, the Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the Agreement, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law).

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,


                                          /s/  Sidley Austin Brown & Wood LLP